Exhibit 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We  hereby  consent  to the  incorporation  by  reference  in  the  Registration
Statements of Aura Systems, Inc. on Form S-3 (File Nos. 333-1315, 33-75160, 333-41509, 333-46773 and 333-57824) and Form S-8 (File No. 33-66982) of our
report dated April 12, 2001, which contains an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern, on the consolidated financial statements of Aura Systems, Inc. as of February 28, 2001 and for the year then ended, which report appears in its Form 10-K for the year ended February 28, 2001.

/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN, LLP

Los Angeles, California
May 24, 2001